As filed with the Securities and Exchange Commission on May 25, 2012

Registration Statement No. 333-181498

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VENTRUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8729264 (I.R.S. Employer Identification No.)

99 Hudson Street, 5th Floor

New York, New York 10013

Telephone: (646) 706-5208

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RUSSELL H. ELLISON

President and Chief Executive Officer

Ventrus Biosciences, Inc.

99 Hudson Street, 5th Floor

New York, New York 10013

Telephone: (646) 706-5208

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ALEXANDER M. DONALDSON

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Fax (919) 781-4865

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered (1)	Proposed maximum aggregate offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)

Common stock, $0.001 par value per share, issuable upon the exercise of warrants	948,378	$10.86	$10,299,385.08	$1,180.31

(1)	There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in such event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act, based on the average of the high and low prices reported on the Nasdaq Capital Market on May 11, 2012.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-181498) of Ventrus Biosciences, Inc. is being filed solely for the purpose of amending Item 16—Exhibits to include as an exhibit the consent of our independent registered public accounting firm to the incorporation by reference of its report dated March 13, 2012, on its audit of the effectiveness of our internal control over financial reporting as of December 31, 2011, which report was included in our Annual Report on Form 10-K for the year ended December 31, 2011. The consent was inadvertently omitted from the Registration Statement. Other than the addition of the consent as an exhibit to this Amendment No. 1, there is no change to any information contained in the original Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 17, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith

1.2	Controlled Equity Offering Sales Agreement dated January 30, 2012 between Ventrus Biosciences, Inc. and Cantor Fitzgerald & Co.	S-3	1/31/12	1.2
4.1	Specimen of Common Stock Certificate.	S-1	10/29/10	4.1

II-1

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
4.2	Form of Convertible Promissory Note issued to investors between December 2007 and March 2008, as amended in December 14, 2009.	S-1	7/20/10	4.2
4.3	Form of Warrant issued to investors between June and September 2008.	S-1	7/20/10	4.3
4.4	Form of Convertible Promissory Note issued to Paramount BioSciences, LLC and Capretti Grandi, LLC in 2008 and 2009, as amended on December 21, 2009.	S-1	10/04/10	4.4
4.5	Warrants issued to Paramount Credit Partners, LLC on January 23, March 25, June 1 and June 24, 2009.	S-1	10/04/10	4.5
4.6	Form of Convertible Promissory Note issued to investors and Paramount BioCapital, Inc. in February, March and April 2010.	S-1	7/20/10	4.6
4.7	Form of Convertible Promissory Note issued to investors in May 2010.	S-1	10/04/10	4.7
4.8	Form of Warrant issued to investors in February and March, 2010.	S-1	10/04/10	4.8
4.9	Form of Warrant issued to investors in May 2010.	S-1	10/04/10	4.9
4.10	Form of Placement Agent Warrant issued to Paramount BioCapital, Inc. on March 11, 2008.	S-1	7/20/10	4.10
4.11	Placement Agent Warrants issued to National Securities Corporation on February 26, March 31 and May 6, 2010, as amended October 28, 2010 and November 30, 2010.	S-1	12/06/10	4.11
4.12	Warrant issued to S.L.A. Pharm AG on August 30, 2010.	S-1	10/04/10	4.12
4.13	Form of underwriters warrant dated December 22, 2010.	S-1	12/06/10	4.13
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.	S-3	5/17/12	5.1
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.	S-3	5/17/12	23.1
23.2	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.				X
23.3	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).	S-3	5/17/12	5.1
24.1	Power of Attorney (included in the signature page hereto).	S-3	5/17/12	24.1

(b)	None.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 25, 2012.

VENTRUS BIOSCIENCES, INC.

By:	/s/ David J. Barrett
David J. Barrett Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Russell H. Ellison*	President, Chief Executive Officer and
Russell H. Ellison	Director (Principal Executive Officer)	May 25, 2012

/s/ David J. Barrett	Chief Financial Officer (Principal Financial
David J. Barrett	and Accounting Officer)	May 25, 2012

/s/ Anthony E. Altig*
Anthony E. Altig	Director	May 25, 2012

/s/ Mark Auerbach*
Mark Auerbach	Director	May 25, 2012

/s/ Joseph Felder*
Joseph Felder	Director	May 25, 2012

/s/ Myron Z. Holubiak*
Myron Z. Holubiak	Director	May 25, 2012

* By: /s/ David J. Barrett
David J. Barrett, Attorney-in-fact